EXHIBIT 32.2
OMEGA FINANCIAL CORPORATION
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     This certification is intended to accompany Omega Financial Corporation’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 with the Securities and Exchange Commission on the date hereof (the “Report”), and is given solely for the purpose of satisfying the requirements of 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. I, Daniel L. Warfel, hereby certify in my capacity as the Chief Financial Officer of the Company, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Daniel L. Warfel

Daniel L. Warfel Chief Financial Officer
Date: November 9, 2005
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.